UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Invitation to the Annual General Meeting

(“Annual Shareholder Meeting”) of Allied World Assurance Company Holdings, AG (the “Company”)

Thursday, April 30, 2015, 2:00 p.m. Central European Time (doors open at 1:30 p.m. Central European Time)
at the corporate headquarters of Allied World Assurance Company Holdings, AG, Park Tower, 15th Floor, Gubelstrasse 24, 6300 Zug, Switzerland

AGENDA ITEMS

ITEM 1

Amend the Articles of Association to Change the Company’s Swiss Registered Office

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors proposes to change the Company’s Swiss registered office from the town of Baar in the Canton of Zug, Switzerland, to the city of Zug in the Canton of Zug, Switzerland, and to amend Article 1 of the Company’s Articles of Association accordingly.

ITEM 2

Amend the Articles of Association to Define the Duties of the Compensation Committee

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors proposes to amend the Company’s Articles of Association by adopting a new Article 20a to define the duties of the Compensation Committee, as required under Swiss law.

ITEM 3

Amend the Articles of Association to Define the Company’s Compensation Principles

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors proposes the following amendments to the Company’s Articles of Association: (i) adopt a new Article 20b to define the principles of compensation, including performance-based compensation and equity grants; (ii) amend Article 19(6) to reflect the requirement that the Company has to issue annually a compensation report detailing the compensation of the Company’s directors and executives; and (iii) amend Article 18(b) to clarify that the Board may delegate the management of the Company’s business only to natural persons, as opposed to corporations and other legal entities, as required under Swiss law.

ITEM 4

Amend the Articles of Association to Limit the Notice Period in Employment Agreements with Executive Officers and Agreements with Directors, and to Prohibit Loans and Credit to Executives and Directors

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors proposes to amend the Company’s Articles of Association by adopting a new Article 20c to limit the notice period in any compensation-related agreements the Company enters into with directors and officers to not more than 12 months, and to prohibit loans and credit to directors and executive officers, in each case as required under Swiss law.

ITEM 5

Amend the Articles of Association to Limit the Number of Outside Board Seats the Company’s Directors and Executives May Hold

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors proposes to amend the Company’s Articles of Association by adopting a new Article 20d to limit the number of outside director seats that directors can hold to ten, of which not more than three may be with an additional public company, and the number of outside director seats that executives can hold to five, of which not more than one may be with an additional public company, as required under Swiss law.

ITEM 6

Amend the Articles of Association to Provide for Say-on-Pay Votes Required under Swiss Law

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors proposes the following amendments to the Company’s Articles of Association: (i) adopt a new Article 20e to define the details regarding the binding say-on-pay votes as required under Swiss law; (ii) adopt a new Article 9(5) to state specifically that shareholders must approve the compensation amount for the directors and the executive officers; and (iii) amend Article 17 to delete paragraph c) since the Swiss law requires that the compensation of directors be subject to shareholder approval rather than determined by the Board.

ITEM 7

Elect the Board of Directors

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors proposes that each of the nominees listed below be elected to serve as the directors of the Company until the Company’s Annual Shareholder Meeting in 2016.

ITEM 7.1: Barbara T. Alexander

ITEM 7.2: Scott A. Carmilani

ITEM 7.3: James F. Duffy

ITEM 7.4: Bart Friedman

ITEM 7.5: Patrick de Saint-Aignan

ITEM 7.6: Eric S. Schwartz

ITEM 7.7: Samuel J. Weinhoff

ITEM 8

Elect the Chairman of the Board of Directors

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors proposes that Scott A. Carmilani be re-elected as Chairman of the Board of Directors to serve until the Company’s Annual Shareholder Meeting in 2016.

ITEM 9

Elect the Compensation Committee Members

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors proposes that each of the nominees listed below be elected to serve as members of the Compensation Committee until the Company’s Annual Shareholder Meeting in 2016.

ITEM 9.1: Barbara T. Alexander

ITEM 9.2: James F. Duffy

ITEM 9.3: Bart Friedman

ITEM 9.4: Patrick de Saint-Aignan

ITEM 9.5: Eric S. Schwartz

ITEM 9.6: Samuel J. Weinhoff

ITEM 10

Elect the Independent Proxy

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors proposes that Buis Buergi AG be elected as the Independent Proxy to serve at and until conclusion of the Company’s Annual Shareholder Meeting in 2016.

ITEM 11

Approve the 2015 Compensation for Executives as Required under Swiss Law

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors proposes to approve a maximum aggregate compensation that can be paid to the Company’s executive officers for 2015 in an amount not to exceed $39.6 million.

ITEM 12

Approve the 2015 Compensation for Directors as Required under Swiss Law

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors proposes to approve a maximum aggregate compensation that can be paid to the Company’s non-management directors for 2015 in an amount not to exceed $2.31 million.

ITEM 13

Advisory vote on 2014 Executive Compensation as Required under U.S. Securities Laws

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors proposes that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission (“SEC”), including the Compensation Discussion and Analysis section, compensation tables and narrative discussion, be approved.

As an advisory vote, this proposal is not binding upon the Company. However, the Compensation Committee of the Board of Directors, which is responsible for designing and administering the Company’s executive compensation programs, values the opinions expressed by shareholders in their vote on this proposal and will continue to consider the outcome of the vote when making future compensation decisions for the named executive officers.

ITEM 14

Approve the 2014 Annual Report and Financial Statements

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors proposes that the Company’s 2014 Annual Report, including the Company’s audited consolidated financial statements and its audited Swiss statutory financial statements prepared in accordance with Swiss law, each for the year ended December 31, 2014, respectively, be approved.

ITEM 15

Approve the Retention of Disposable Profits

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors proposes that the disposable profits on the Company’s audited Swiss statutory financial statements be carried forward as retained earnings for fiscal year 2014.

ITEM 16

Approve the Payment of Dividends to Shareholders

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors proposes that the following dividend in the form of a distribution from the Company’s “general legal reserve from capital contributions” account be approved. The blank numbers in the following resolution will be completed based upon the Company’s actual share capital upon the date of the Annual Shareholder Meeting and applicable exchange rate calculations described below.

1.     The aggregate amount of CHF [• (number of common shares as registered in the Commercial Register on the date of the Annual Shareholder Meeting)] x [• (USD 1.04 x the Foreign Exchange Rate)] (“Aggregate Dividend Amount From Capital Contributions Reserves”) shall be transferred from the Company’s “general legal reserve from capital contributions” account to a “dividends payable” liability account and then be distributed by way of a dividend of CHF [• (USD 1.04 x the Foreign Exchange Rate)] per share as follows:

2.     The Aggregate Dividend Amount From Capital Contributions Reserves shall be paid to shareholders in four installments in the amount of CHF [• (USD 0.26 per share x the Foreign Exchange Rate)] (“Quarterly Dividend Amount From Capital Contributions Reserves”) in July 2015, in October 2015, in December 2015 and in March 2016.

3.     The Quarterly Dividend Amount From Capital Contributions Reserves equals USD 0.26 (“Quarterly Dollar Amount”) based on a USD/CHF exchange ratio of CHF [• completed on the date of the Annual Shareholder Meeting] (rounded down to the next whole cent) per $1 (being the Foreign Exchange Rate). The Quarterly Dividend Amount From Capital Contributions Reserves and the Aggregate Dividend Amount From Capital Contributions Reserves are subject to the following adjustments as a result of USD/CHF currency fluctuations:

(i)             The Quarterly Dividend Amount From Capital Contributions Reserves is to be adjusted as a result of currency fluctuations such that each quarterly Dividend amount shall equal an amount calculated as follows (rounded down to the next whole cent):

Quarterly Dividend Amount From Capital Contributions Reserves = Quarterly Dollar Amount x USD/CHF currency exchange ratio as reported by The Wall Street Journal on June 9, 2015, for the first quarterly dividend payment, on September 8, 2015, for the second quarterly dividend payment, on December 8, 2015, for the third quarterly dividend payment, and on March 8, 2016, for the fourth quarterly dividend payment.

(ii)          The adjustment of the Aggregate Dividend Amount From Capital Contributions Reserves shall be capped at CHF [• completed on the date of the Annual Shareholder Meeting] (corresponding to 50% of the Aggregate Dividend Amount From Capital Contributions Reserves set forth in paragraph 1). The cap is subject to further adjustment for new shares issued pursuant to paragraph 4 below.

4.     The Aggregate Dividend Amount From Capital Contributions Reserves pursuant to paragraph 1 (as adjusted pursuant to paragraph 3(i) and 3(ii)) shall be increased (to a maximum of CHF [• completed on the date of the Annual Shareholder Meeting] by quarterly dividend payments on shares that are issued (i) in the course of capital increases (in relation to any merger, amalgamation, acquisition or other corporate reorganizations); (ii) from authorized share capital; or (iii) from conditional share capital after the Annual Shareholder Meeting and before the record date of the applicable Quarterly Dividend Amount From Capital Contributions Reserves. Quarterly Dividend Amounts From Capital Contributions Reserves that would otherwise exceed such maximum limit shall be reduced to equal the Swiss franc amount remaining available under such maximum limit, and the U.S. dollar amount distributed will be the then-applicable U.S. dollar equivalent of that Swiss franc amount. In addition, any Quarterly Dividend Amount From Capital Contributions Reserves shall be adjusted to reflect shares repurchased by the Company after the Annual Shareholder Meeting and held in treasury on the record date of the applicable Quarterly Dividend Amount From Capital Contributions Reserves.

5.     Any Dividend Cap amount remaining after the payment of the final Quarterly Dividend Amount From Capital Contributions Reserves shall, by operation of this resolution, be immediately reallocated to the “general legal reserve from capital contributions” account included in the balance sheet of the Company’s Swiss statutory financial statements, without any requirement that such reallocation be approved by the Board or at any Annual Shareholder Meeting.

6.     The Board of Directors is instructed to determine the procedure for the payment of the Quarterly Distribution Amounts From Capital Contributions Reserves.

ITEM 17

Approve the Cancelling of Treasury Shares

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors proposes a capital reduction through the cancellation of 1,650,696 of the Company’s common shares held in treasury as well as the corresponding amendment to the Company’s Articles of Association.

Upon the approval of this proposal, Article 3 of the Articles of Association will be amended to read as follows:

other nominee acting as shareholder of record to indicate how they wish their shares to be voted. Beneficial owners who wish to vote in person at the Annual Shareholder Meeting are requested to obtain a power of attorney from their bank, brokerage firm or other nominee that authorizes them to vote the shares held by them on their behalf. In addition, you must bring to the Annual Shareholder Meeting an account statement or letter from your bank, brokerage firm or other nominee indicating that you are the owner of the Company’s common shares. Shareholders of record registered in the Company’s share register are entitled to participate in and vote at the Annual Shareholder Meeting. Each share is entitled to one vote. The exercise of voting rights is subject to the voting restrictions set out in the Company’s Articles of Association.

Shareholders who become registered as shareholders of record with respect to their common shares in the Company (as opposed to a beneficial holder of shares held in “street name”) after March 4, 2015, but on or before April 13, 2015, and want to vote those shares at the Annual Shareholder Meeting, will need for identification purposes to obtain a proxy from the registered voting rights record holder of those shares as of March 4, 2015 to vote their shares in person at the Annual Shareholder Meeting. Alternatively, they may also obtain the proxy materials by contacting the Corporate Secretary, attention:  Wayne H. Datz, at Allied World Assurance Company Holdings, AG, Park Tower, Gubelstrasse 24, 6300 Zug, Switzerland, or via e-mail at secretary@awac.com.

Granting of Proxy

If you are a shareholder of record and do not wish to attend the Annual Shareholder Meeting, you have the right to grant a proxy directly to Buis Buergi AG, Muehlebachstrasse 8, P.O. Box 672, CH-8024 Zurich, Switzerland, e-mail at proxy@bblegal.ch, as the Company’s independent proxy, with full right of substitution, with the proxy card; or grant a written proxy to any person who need not be a shareholder. Proxies issued to the independent proxy must be received no later than 6:00 a.m., CET, on April 30, 2015 either by mail or by e-mail. If sending by e-mail to the independent proxy, you must attach the executed proxy card in order for your vote to be counted.

Registered shareholders who have appointed the independent proxy as a proxy may not vote in person at the Annual Shareholder Meeting or send a proxy of their choice to the meeting unless they revoke or change their proxies. Revocations to the independent proxy must be received by him by no later than 6:00 a.m., CET, on April 30, 2015 either by mail to Buis Buergi AG, Muehlebachstrasse 8, P.O. Box 672, CH-8024 Zurich, Switzerland, or by e-mail at proxy@bblegal.ch.

Admission office

The admission office opens on the day of the Annual Shareholder Meeting at 1:30 p.m. CET. Shareholders of record attending the meeting are kindly asked to present their proxy card as proof of admission at the entrance.

Annual Report of Allied World Assurance Company Holdings, AG

The Company’s 2014 Annual Report contains the Company’s audited consolidated financial statements and its audited statutory financial statements prepared in accordance with Swiss law as well as its Remuneration Report 2014 in accordance with Swiss law and can be accessed through the Company’s website at www.awac.com under the “Financial Report” link located in the section entitled “Investor Relations.” Copies of the 2014 Annual Report may be obtained without charge upon written request to the Corporate Secretary, attention Wayne H. Datz, at Allied World Assurance Company Holdings, AG, Park Tower, 15th floor, Gubelstrasse 24, 6300 Zug, Switzerland, or via e-mail at secretary@awac.com. The 2014 Annual Report may be physically inspected at the Company’s headquarters at Park Tower, 15th floor, Gubelstrasse 24, 6300 Zug, Switzerland.

“Artikel 3 Aktienkapital	“Article 3 Share Capital

a)    Das Aktienkapital der Gesellschaft beträgt CHF 413’178’549.60 und ist eingeteilt in 100’775’256 auf den Namen lautende Aktien im Nennwert von CHF 4.10 je Aktie. Das Aktienkapital ist vollständig liberiert.

a) The share capital of the Company amounts to CHF 413,178,549.60 and is divided into 100,775,256 registered shares with a par value of CHF 4.10 per share. The share capital is fully paid-in.

b) Auf Beschluss der Generalversammlung können jederzeit Namenaktien in Inhaberaktien und Inhaberaktien in Namenaktien umgewandelt werden.”	b) Upon resolution of the General Meeting of Shareholders, registered shares may be converted into bearer shares and bearer shares may be converted into registered shares, at any time.”

ITEM 18

Elect Deloitte & Touche LLP as Independent Auditor and Deloitte AG as Statutory Auditor

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors proposes that Deloitte & Touche LLP be elected as the Company’s independent auditor for purposes of SEC reporting and Deloitte AG be elected as the Company’s statutory auditor for the fiscal year ending December 31, 2015.

ITEM 19

Elect PricewaterhouseCoopers AG as Special Auditor

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors proposes that PricewaterhouseCoopers AG be elected as the Company’s special auditor to serve until the Company’s 2016 Annual Shareholder Meeting.

ITEM 20

Discharge of the Board of Directors and Executive Officers from Liabilities

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors proposes that all individuals who served as members of the Board of Directors or as executive officers of the Company be discharged from liability for their activities during the year ended December 31, 2014.

ORGANIZATIONAL MATTERS

Admission to the Annual Shareholder Meeting

Shareholders who were registered in the Company’s share register on March 4, 2015 have received the Company’s Proxy Statement and proxy card from Continental Stock Transfer & Trust Company, the Company’s transfer agent. Beneficial owners of shares have received or will receive instructions from their bank, brokerage firm or

		Zug, April 8, 2015	On behalf of the Board of Directors
Wayne H. Datz, Corporate Secretary